SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

January 7, 2004

(Date of report)

VERTICAL HEALTH SOLUTIONS, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	001-31275	59-3635262
(State of Incorporation)	(Commission File Number)	(IRS Employer ID)

855 Dunbar Avenue

Oldsmar, FL 34677

(Address of Principal Executive Offices)

(727) 548-8345

(Registrant’s telephone number, including area code)

ITEM 4. Change in Registrant’s Certifying Accountant

On January 7, 2004, Vertical Health Solutions, Inc. (the “Company”), dismissed its independent public accountants, Stark Winter Schenkein & Co., LLP (“Stark Winter”). The Company’s Board of Directors approved such decision.

Stark Winter’s report for the years ended December 31, 2001 and December 31, 2002, did not contain any adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, however it was prepared assuming that the Company would continue as a going concern. Furthermore, during such two year period through December 31, 2002, and the subsequent period preceding January 7, 2004, there were no disagreements with Stark Winter within the meaning of Instruction 4 to Item 304 of Regulation S-B under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Stark Winter, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report they might have issued.

On January 7, 2004, the Company engaged Brimmer, Burek & Keelan LLP as their independent public accountants. The Company did not previously consult with Brimmer, Burek & Keelan LLP regarding any matter, including but not limited to:

•	the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements; or
•	any matter that was either the subject matter of a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-B and the related instructions) or a reportable event (as defined in Item 304(a)(1)(v) of Regulation S-B).

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits

Exhibit
16.	Letter from Stark Winter Schenkein & Co., LLP, dated January 7, 2004.

[remainder intentionally blank]

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

VERTICAL HEALTH SOLUTIONS, INC.

By:	/s/ STEPHEN M. WATTERS

Stephen M. Watters, Chief Executive Officer and Chief Financial Officer

Dated: January 7, 2004

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